UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 30, 2007
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On May 30, 2007, Millennium Cell Inc. (the “Company”) and the holders of its Series C2 Convertible Preferred Stock (the “Series C2 Preferred Stock”) amended a letter agreement between the parties, dated as of February 15, 2007 (the “Letter Agreement”). Under the Letter Agreement, the Company agreed to convert 50% of each holder’s shares of Series C2 Preferred Stock into shares of the Company’s common stock before June 15, 2007. This amendment provides an extension until July 15, 2007 for conversions of the remaining $600,000 of Series C2 Preferred Stock that is covered under the Letter Agreement. There is an additional $2 million of Series C2 Preferred Stock which is not covered by the Letter Agreement which mature in April 2008.

For a description of the Letter Agreement, please refer to the Company’s Current Report on Form 8-K filed on February 21, 2007.

Each holder of Series C2 Preferred Stock that entered into an amendment was an investor in the Company’s private placement of Convertible Debentures and Warrants described in the Company’s Current Report on Form 8-K, filed on February 21, 2007.

The foregoing summary of the amendment to the Letter Agreement is qualified in its entirety by the full text of the form of amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

10.1	Form of amendment to letter agreement, entered into by the Company and the holders of a majority of the Series C2 Preferred Stock on May 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By: /s/ John D. Giolli
Name: John D. Giolli, CPA
Title: Chief Financial Officer

Date: May 31, 2007

Exhibit Index

10.1	Form of amendment to letter agreement, entered into by the Company and the holders of a majority of the Series C2 Preferred Stock on May 30, 2007.